Exhibit 99.1

February 4, 2009

Customers and Corn Growers:

The cold winds of winter have brought Wisconsin more than our fair share of adverse weather this year, but unfortunately adverse weather is not all that has struck Wisconsin recently.  The announcement Friday regarding the decision of Renew Energy LLC to file Chapter 11 bankruptcy sent shock waves throughout our agriculture communities.  Renew Energy LLC happens to be the first plant to file in the state, but nationally they join a growing list of plants that have fallen on hard times.  Does this mean every ethanol plant is in trouble?  Absolutely not, many plants both here and nationally are financially solid, and United Wisconsin Grain Producers LLC (UWGP) is one of them.

Many ethanol companies are structured as cooperatives or privately held companies, which makes finding financial information difficult because they are not required to file periodic reports with the SEC and make the information public.  UWGP on the other hand files quarterly financial results, and makes the results available to the public.  We post a link on our website for folks to go and view our results.  Our company has been doing very well financially, call it luck, call it good management, call it what ever you want, I call it being successful.  Successful companies are the companies with which you as a producer or businessman should want to do business with.  Farming has grown into a very risky business as your input costs have skyrocketed, and the commodities markets have become increasingly volatile.  The last thing you as a producer needs at a time like this is a large credit risk associated with the marketing of your production.  One way to reduce your risk is by selling your corn to UWGP.

As we mentioned in our previous letter to you, profitability within the ethanol industry is hard to find right now.  Profit is a function of the price relationships of corn, natural gas, ethanol and distillers grains.  Currently, there is a snag in the relationship; the price of corn remains too high given the price the market can bare for ethanol.  This is due in part to ethanol’s relationship with the price of gasoline which has dropped off dramatically due to the poor demand associated with the economic times we have run into both here and globally.  However, the supply of ethanol is in the process of being reduced via plant closings, which in due time will correct the supply/demand relationship and bring profitability back to the production of ethanol.  UWGP is perfectly positioned to stay the course of time, and prosper again.

As mentioned in our prior letter, UWGP is one of the better performing facilities in our industry, primarily as a result of our high production yield.  It is important to realize that our success is sustainable.  UWGP is still performing well and we are financially sound.  UWGP has recently recorded net income of approximately $11.5 million for 2008.  Our auditors are wrapping up the annual audit at this time.  We expect to file our annual report containing our financial results for 2008 within the next several weeks.  This report will be available to the public on the SEC’s website.  Our balance sheet is also very solid and we have no debt, having paid off our term loan earlier this year.  We trust that you will have the confidence to continue to deal with us, and we will continue to operate in the fashion that our customers have come to expect.  Our corn bids can be found on our website by logging in to www.uwgp.com or by calling our toll free number 1-800-509-7089.  Daily price quotes are also available via text messaging, give Kathy a call and she can get you set up.

Sincerely,

Dan Wegner

Commodities Manager

This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions.  These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties.  Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission.   We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter.  We qualify all of our forward-looking statements by these cautionary statements.

Website: www.uwgp.com · E-mail: mail@uwgp.com